EXHIBIT A


Hudson's Grill of America, Inc.
16970 Dallas Parkway, Suite 402
Dallas, Texas 75248

November 2, 1999



Robert W. Fischer, Esq.
Fischer & Sanger
5956 Sherry Lane, Suite 1204
Dallas, Texas 75225

Re: Hudson's Grill Accounting

Dear Mr. Fischer:

In connection with your filing of Form 12b-25 with the Securities and Exchange Commission, this letter will confirm that we will be unable to complete the Company's
Financial Statements in time to permit timely filing of the Company's Form 10-QSB due on November 15, 1999.

Very truly yours,

signed

Marc Wood
Accountant